Exhibit 21.1
List of Subsidiaries

Subsidiaries	Jurisdiction or State of Incorporation	Names Under Which Subsidiary Does Business (1)

Pinnacle Bank (2)	Tennessee

PFP Title Company (3)	Tennessee

Pinnacle Community Development, Inc. (3)	Tennessee

Pinnacle Community Development SLP, Inc. (3)	Tennessee

PNFP Statutory Trust I (4)	Connecticut

PNFP Statutory Trust II (4)	Delaware

PNFP Statutory Trust III (4)	Delaware

PNFP Statutory Trust IV (4)	Delaware

PNFP Holdings, Inc. (5)	Nevada

PNFP Properties, Inc. (6)	Maryland

Pinnacle Wealth Advisors, Inc. (7)	Tennessee

Apex Captive Insurance Company (7)	Tennessee

Miller, Loughry & Beach Insurance Services, Inc.	Tennessee	Miller Loughry Beach

PNB Holding Co. 1, Inc. (3)	Tennessee

PNFP Capital Markets, Inc. (3)	Tennessee

PNFP Aviation, LLC (3)	Tennessee

BNC Capital Trust I (4)	Delaware

BNC Capital Trust II (4)	Delaware

BNC Capital Trust III (4)	Delaware

BNC Capital Trust IV (4)	Delaware

Valley Financial (VA) Statutory Trust I (4)	Connecticut

Valley Financial (VA) Statutory Trust II (4)	Connecticut

Valley Financial Statutory Trust III (4)	Delaware

Southcoast Capital Trust III (4)	Delaware

BFNM Building, LLC	South Carolina

HPB Insurance Group, Inc. (3)	North Carolina

Pinnacle NC Investments, Inc. (3)	North Carolina

Advocate Capital, Inc. (3)	Tennessee

Advocap Insurance Agency, Inc. (8)	Tennessee

JB&B Capital, LLC (3)	Tennessee

PNFP SRC 2023 Solar Holdings, LLC (3)	Tennessee

(1)Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading "Subsidiaries."
(2)Pinnacle Bank is organized under the laws of the State of Tennessee and is a wholly-owned subsidiary of Pinnacle Financial Partners, Inc.
(3)PFP Title Company, Pinnacle Community Development, Inc., Pinnacle Community Development SLP, Inc., Miller, Loughry & Beach Insurance Services, Inc., PNB Holding Co. 1, Inc., PNFP Capital Markets, Inc., PNFP Aviation, LLC, HPB Insurance Group, Inc., Pinnacle NC Investments, Inc., Advocate Capital, Inc., JB&B Capital, LLC and PNFP SRC 2023 Solar Holdings, LLC are wholly-owned subsidiaries of Pinnacle Bank.
(4)These entities are statutory business trusts which were established to issue capital trust preferred securities.
(5)PNFP Holdings, Inc. is a wholly-owned subsidiary of PFP Title Company.

(6)PNFP Properties, Inc. is a wholly-owned subsidiary of PNFP Holdings, Inc.
(7)Pinnacle Wealth Advisors, Inc. and Apex Captive Insurance Company are wholly owned subsidiaries of Pinnacle Financial Partners, Inc.
(8)Advocap Insurance Agency, Inc. is a wholly-owned subsidiary of Advocate Capital, Inc.